Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Green Plains Renewable Energy, Inc.:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2009 Equity Incentive Plan, of our report dated March 26, 2009, with respect to our audit of the financial statements of Green Plains Renewable Energy, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission.

/s/ LL Bradford & Company, LLC

LL Bradford & Company, LLC

Las Vegas, Nevada

May 13, 2011